Exhibit 99.3
CHIPIDEA MICROELECTRÓNICA S.A.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Thousand Euros)

	2007	2006
Revenues
Licensing and services	11,972	8,269
Royalties	1,789	1,054
	13,761	9,323
Other income	29	22
Employee Benefits expense	(8,645)	(6,647)
Depreciation and amortization expense	(1,010)	(590)
Impairment of assets	(173)	(26)
	(9,799)	(7,241)
Other expenses
Other third parties, Operating leases and External Services	(4,311)	(4,041)
Operating leases
Other Costs	(135)	(359)
	(4,446)	(4,400)
Net Finance Costs (Profit)	(212)	(461)
Profit (Loss) Before income taxes	(696)	(2,779)
Income taxes expense	(504)	(24)
Profit (Loss) for the period	(1,200)	(2,803)

CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2007 AND DECEMBER 31, 2006
(Thousand Euros)

	2007	2006
Assets
Current Assets
Cash and cash equivalents	1,618	7,944
Trade and other receivables	11,856	8,866
Current income tax asset	1,640	1,627
Total current assets	15,114	18,437
Non-Current Assets
Other financial assets	11	11
Property, Plant and Equipment	6,991	6,992
Intangible Assets	5,580	1,478
Deferred Tax	2,196	2,196
	14,778	10,677
T	29,892	29,114
Liabilities and shareholders’ equity
Current liabilities
Trade and other payables	12,491	9,394
Other financial liabilities	5,785	6,971
Current Income Tax Liability	3	3
Provisions	37	37
	18,316	16,405
Non – Current liabilities
Financial liabilities	493	423
Deferred Income Tax Liability	-	-
Provisions	1,187	1,187
	1,680	1,610
	19,996	18,015
Net Assets	9,896	11,099
Equity
Share Capital	5,557	5,557
Share Premium	12,153	12,153
Fair Value and other reserves	1,499	1,495
Retained Profits (Accumulated losses)	(9,313)	(8,106)
	9,896	11,099

CHIPIDEA MICROELECTRÓNICA S.A.

CONSOLIDATED STATEMENTS OF  CASH FLOWS FOR THE  SIX MONTHS  ENDED JUNE 30, 2007 AND 2006
(Thousand Euros)

	2007	2006
Cash flows provided by (used for)
Operating activities
Receipts from costumers	10,438	7,882
Payments to suppliers and employees	(12,571)	(8,724)
Cash generated from operations	(2,133)	(842)
Income taxes paid	(15)	(8)
VAT	71	89
Other	(461)	(1,292)
Net cash provided by/used in operating activities	(5,538)	(2,053)
Investing activities
Property, plant and equipment	(306)	(492)
Payment for intangible assets	(2,045)	(24)
Government Grants	-	-
Dividends Received	-	-
Interest received	13	-
Other	127	-
Net cash provided by/used in investing activities	(2,210)	(516)
Financing activities
Proceeds from issue of shares	-	-
Proceeds from borrowings	-	226
Repayments of borrowings	(1,648)	(392)
Payment of finance lease	(291)	(241)
Interest Paid	-	(177)
Government Grants	370	(90)
Net cash provided by/used in financing activities	(1,569)	(674)
Net increase (decrease) in cash
Cash and cash equivalents	(6,318)	(3,243)
Cash and cash equivalents at the beginning	7,944	6,123
Effects of exchange rate	(8)	(43)
Cash and cash equivalents at the end	1,618	2,837

CHIPIDEA MICROELECTRÓNICA S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nordic:
On February, 14, 2007 Chipidea SA and Nordic Semiconductors ASA entered into an Asset Purchase Agreement (APA). On March, 12, 2007 the above Companies signed an Exhibit to the above mentioned APA and as part of the total Agreement signed on February. Under the terms of the Agreement Chipidea SA (a Portuguese based company) bought the Data Conversion Unit of Nordic Semiconductors APA (a Norwegian based company). Chipidea SA agreed to pay Nordic Semiconductors an amount of 4.634.000,00 Euros in Cash. Under the agreement Chipidea will pay Eur 3.000.000,00 in 2007, Eur 1.000.000,00 in 2008 and Eur 634.000,00 in 2009.

Belgium Operations -- Mobile Product Division:
During March, 2007 Chipidea's Board decided to restructure the Belgium Unit that was in charge of developing the MSC2 platform. The Board considered that the market traction and opportunities related with the developed platform were not attractive enough to keep the same level of expenditures. As a consequence it was decided to downsize the operations and to integrate the technology in Chipidea's Audio and Power Solutions Division. In March, 2007, Chipidea recorded a charge of 550.000,00 Euros related to the restructuring of the operations.